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                                                                    Exhibit 10.7

                  NON-COMPETITION AND NON-DISCLOSURE AGREEMENT


        This NON-COMPETITION AND NON-DISCLOSURE AGREEMENT (this "Agreement") is made as of April 28, 2000 (the "Effective Date") by and between Discovery Partners International, Inc., a California corporation ("DPII"), and Axys Pharmaceuticals, Inc., a Delaware corporation ("Axys").

                                    RECITALS

        WHEREAS, DPII, Merger Sub, Axys and Axys Advanced Technologies, Inc., a Delaware corporation ("AAT") have entered into that certain Agreement and Plan of Merger, dated as of April 11, 2000 (the "Merger Agreement") pursuant to which Merger Sub is being merged with and into AAT (the "Merger") with the consequence that AAT will become a wholly-owned subsidiary of DPII (capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement);

        WHEREAS, the nature of a reverse triangle merger is economically equivalent to a purchase by DPII of all of the outstanding stock of AAT (the "Stock") from Axys;

        WHEREAS, the going concern value of the Stock as sold by Axys to DPII would be diminished substantially if Axys were to compete with AAT in the Business after the Merger, and Axys is willing to provide DPII certain covenants against competing with AAT in the Business as provided below, but subject to the exceptions set forth herein;

        WHEREAS, Axys (through AAT) currently conducts the Business in every nation, state and county in the world;

        WHEREAS, the Merger Agreement requires that Axys enter into this Agreement as a condition to the obligation of DPII to consummate the Merger and to consummate the other transactions contemplated by the Merger Agreement;

        NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and in connection with the Closing under the Merger Agreement, the parties hereto agree as follows:

               1. NON-COMPETITION. As an inducement for DPII to enter into the Merger Agreement and to perform its obligations thereunder, and in consideration of Axys' exposure to confidential information of the Business, Axys hereby covenants as follows:

                  a. IN GENERAL. Subject to the terms of this Agreement, commencing on the Effective Date and until the later of (i) 48 months after the Effective Date and (ii) the date

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on which Axys (together with any and all of its Affiliates) owns less than fifteen percent (15%) of the outstanding Common Stock of DPII (the "Term"), Axys shall not, directly or indirectly, own, manage, engage in, operate or conduct or assist any person or entity (including as a consultant) to conduct any business, or have any interest in any business, person, firm, corporation or other entity (as a principal, owner, agent, shareholder, joint venturer, partner, security holder (except for the ownership of securities constituting not more than five percent (5%) of the outstanding securities of the issuer thereof, and further excluding Axys' interest in DPII), or creditor (except for trade credit extended in the ordinary course of business)), that engages, directly or indirectly, anywhere in the world, in any business that is the same as, similar to or competitive with the Business as conducted by AAT on the Effective Date. The covenants set forth in this Section 1 shall be construed as a series of separate covenants covering their subject matter in each of the separate nations, states and counties where DPII conducts the Business, and except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenants set forth in this Section 1. To the extent that any such covenant shall be judicially unenforceable in any one or more of such nations, states and counties, such covenant shall not be affected with respect to each of the other nations, states and counties. Each covenant with respect to such nation, state and county shall be construed as severable and independent. The foregoing covenants shall all terminate at the end of the Term.

                      b.     NO DIVERSION OF OTHERS.

                             (i)    During the Term, Axys shall not, either for
itself or for any other person, firm, corporation or other entity, directly or indirectly, or by action in concert with others: (A) induce or influence, or seek to induce or influence, any person who is engaged by DPII (as an agent, employee, consultant, or in any other capacity, but not including legal or accounting professionals) or any successor thereto with the purpose of engaging such person for Axys or for a business competitive with DPII or the Business.

                             (ii)   During the Term, DPII and AAT shall not,
either for itself or for any other person, firm, corporation or other entity, directly or indirectly, or by action in concert with others, induce or influence or seek to induce or influence, any person who is engaged by Axys (as an agent, employee, consultant or in any other capacity, but not including legal or accounting professionals) or any successor thereto with the purpose of engaging such person for DPII or AAT or for a business competitive with Axys or its business.

                      c. ORGANIZING COMPETITIVE BUSINESS. Without limiting any of the other provisions contained in this Section 1, during the Term, Axys shall not discuss AAT's Business with any third party known by Axys to be planning or preparing to compete with the Business (as currently conducted by AAT), or conspire with agents, employees, consultants, other representatives of DPII or any other third party for the purpose of organizing any business activity competitive with the Business of AAT as currently conducted.

                      d. CERTAIN DEFINITIONS. For the purposes of this Agreement, the term "Axys," as used in this Agreement, shall include both Axys and its present and future Affiliates (as defined below) so long as they remain as such. For the purposes of this Agreement, the term "DPII" as used in this Agreement, shall include both DPII and its present and future Affiliates, including AAT, so long as they remain as such. As used herein, the term "Affiliate" means, with

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respect to a particular party, another corporation, partnership or similar entity that controls, is controlled by or is under common control with such party, but in any case, only for the duration of the period that such other corporation, partnership or similar entity controls, is controlled by or is under common control with such party. For the purposes of the definition in this
Section 1.3, the word "control" (including, with correlative meaning, the terms "controlled by" or "under the common control with") means the ownership of at least fifty percent (50%) of the voting stock (or voting or membership interest, if not a corporation) of such entity.

               2.     CONFIDENTIAL INFORMATION AND NON-DISCLOSURE.

                      a. DEFINITION OF CONFIDENTIAL INFORMATION; CERTAIN OBLIGATIONS OF AXYS. As used herein, "Confidential Information" means (i) Confidential Information as such term is defined in that certain Technology Assignment and License Agreement (the "Assignment Agreement") between Axys and AAT of even date herewith and (ii) Compound Information as such term is defined in that certain Compound Purchase Agreement (the "Compound Purchase Agreement") between Axys and AAT of even date herewith. Axys understands that maintenance of the confidential nature of the Confidential Information may be important to AAT's future use and practice of the rights granted to AAT by Axys under the Assignment Agreement, and thus the value of AAT to DPII, and thus Axys agrees that is shall use reasonable efforts to preserve the confidentiality of such Confidential Information and shall not publish it, or otherwise disclose it, to third parties, except under appropriate written confidentiality and limitation-of-use agreements for the purposes of exercising its limited sublicense rights under Section 2.2 of the Assignment Agreement and as provided in Sections 2.2, 2.3 and 4.1 of the Compound Purchase Agreement, or use such Confidential Information for any purpose, except as permitted under Section 2.2 of the Assignment Agreement and as provided in Sections 2.2, 2.3 and 4.1 of the Compound Purchase Agreement. The parties hereto agree that the failure of any Confidential Information to be marked or otherwise labeled as confidential or proprietary information shall not affect its status as Confidential Information.

                      b. EXCEPTIONS. The obligations set forth in Section 2(a) shall not apply to any such Confidential Information that Axys can demonstrate by competent written evidence:

                             (i)    is or becomes generally available to the
public or otherwise part of the public domain other than through any act or omission of Axys in breach of this Agreement;

                             (ii)   is independently developed by Axys or its
Affiliate without using any of the Confidential Information; or

                             (iii)  is disclosed to Axys by a third party that
has no obligation not to disclose such Information to Axys.

                      c.     PERMITTED DISCLOSURE.   Notwithstanding the
limitations in this Section 2, Axys may disclose Confidential Information to the extent such disclosure is reasonably necessary in the following instances, but solely for the limited purpose of such necessity:



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                             (i)    filing or prosecuting patent applications
which Axys is allowed to file or prosecute;

                             (ii)   regulatory and tax filings;

                             (iii)  defending litigation or (subject to AAT's
prior written consent) prosecuting litigation; and

                             (iv)   complying with applicable governmental laws
or regulations or valid court orders.

                      d. Notwithstanding the foregoing, in the event Axys is required to make a disclosure of the Confidential Information pursuant to subsection (c), it will give reasonable advance notice to DPII of such disclosure and endeavor in good faith to secure confidential treatment of such information. In any event, the Parties agree to take all reasonable action to limit or avoid disclosure of Confidential Information hereunder. Further, the Parties agree to consult with one another on the provisions of this Agreement to be redacted in any filings made by a Party with the United States Securities and Exchange Commission or as otherwise required by law.

                      e. NONINTERFERENCE. Axys agrees never to assert any employment agreement, nondisclosure/nonuse agreement, information and inventions agreement, noncompetition agreement or other similar agreement to prevent or punish the engagement by DPII of any person for the purpose of the Business or the use by any person of Confidential Information in the interest of DPII for the purpose of the Business, but shall use reasonable efforts, as DPII's expense, to enforce such agreements against persons if DPII so reasonably requests to protect the Business; provided, however, that the foregoing shall not apply to the enforcement by Axys of any provisions of any such agreements to protect against the unauthorized disclosure of, or regarding ownership of, the confidential or proprietary information of Axys (i.e., information that is not Confidential Information) in breach of such agreement.

      3. EXCEPTION TO AXYS' OBLIGATIONS. Notwithstanding anything in this Agreement to the contrary, DPII and Axys hereby agree that (i) Axys and its Affiliates and permitted sublicensees shall be permitted to conduct any and all activities that are permitted by license rights granted to Axys and its Affiliates and permitted sublicensees under Section 2.2 of the Assignment Agreement, as such license rights are expressly limited in the Assignment Agreement and/or under Sections 2.3, 2.4 and 4.1 of the Compound Purchase Agreement as such rights are expressly limited in such Agreement ; (ii) Axys and its Affiliates and permitted sublicensees shall be allowed to use any and all of the Confidential Information to the extent that such use is in conjunction with the activities permitted by the limited license rights granted to Axys under
Section 2.2 of the Assignment Agreement, subject to the limitations and restrictions on such use therein, and/or under Sections 2.3, 2.4 and 4.1 of the Compound Purchase Agreement, subject to the limitations and restrictions on such use therein; and (iii) that such permitted activities and use of the Confidential Information shall be deemed not to violate Sections 1 and/or 2 of this Agreement. DPII hereby covenants that DPII, AAT and any Affiliates or successors in interest of either of them shall not sue or otherwise bring any claim or cause of

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action against Axys or its Affiliates or any permitted sublicensees for any activity that is permitted by the foregoing sentence. Notwithstanding anything in this Agreement to the contrary, DPII and AAT hereby agree that (1) the restrictions and obligations in Section 1 of this Agreement shall not apply to the business of any acquiror of Axys to the extent of any ongoing business activities of such acquiror; and (2) so long as Akkadix Corporation is not an Affiliate of Axys, any actions of Akkadix that are or may be construed to be the same as, similar to or competitive with the Business, and any Axys discussions with Akkadix or disclosures of Confidential Information to Akkadix in connection with that certain License Agreement between Axys and Xyris Corporation (the predecessor of Akkadix) dated January 29, 1999 (the "Akkadix License"), of the Axys Technology, shall not constitute or be deemed to be a violation by Axys of its obligations under Sections 1 and/or 2 of this Agreement.

               4. REASONABLENESS OF RESTRICTIONS. AXYS HAS CAREFULLY READ AND CONSIDERED THE PROVISIONS OF SECTIONS 1 AND 2 HEREOF (AS MODIFIED BY SECTION 3 HEREOF) AND, HAVING DONE SO, HEREBY AGREES THAT THE RESTRICTIONS SET FORTH IN SUCH SECTIONS ARE FAIR AND REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE INTERESTS OF DPII AND THE BUSINESS.

               5.     INJUNCTIVE RELIEF.

                      a. IN GENERAL. Axys acknowledges and agrees that DPII shall suffer irreparable harm in the event that Axys breaches any of its obligations under Section 1 or 2 hereof, and that monetary damages shall be inadequate to compensate DPII for any such breach. Axys agrees that in the event of any breach or threatened breach by Axys of any of the provisions of Section 2 hereof, DPII shall be entitled to seek a temporary restraining order, preliminary injunction and permanent injunction in order to prevent or restrain any such breach or threatened breach by Axys, or by any or all of Axys's agents, representatives or other persons directly or indirectly acting for, on behalf of or with Axys. As to any threatened or actual breach of Axys' obligations under
Section 2, Axys hereby waives any requirement that DPII submit proof of the economic value of any trade secret or post a bond or other security.

                      b. NO LIMITATION OF REMEDIES. Notwithstanding the provisions set forth in Section 5(a), above, or any other provision contained in this Agreement, the parties hereby agree that no remedy conferred by any of the specific provisions of this Agreement, including, without limitation, this
Section 5, is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

               6.     MISCELLANEOUS.

                      a. NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission with answer back confirmation or mailed (first class, postage prepaid) or by overnight courier to the parties at the following addresses or facsimile numbers:



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               If to Axys, to:

                      Axys Pharmaceuticals, Inc.
                      180 Kimball Way
                      South San Francisco, CA 94080
                      Facsimile No.: (650) 829-1067
                      Attention:  John Walker, Chairman and Chief Executive
                      Officer

               with copies to:

                      Cooley Godward LLP
                      Five Palo Alto Square
                      3000 El Camino Real
                      Palo Alto, CA  94306-2155
                      Facsimile No.: (650) 857-6663
                      Attention:  Barclay James Kamb, Esq.

               If to DPII, to:

                      Discovery Partners International, Inc.
                      9640 Towne Centre Drive
                      San Diego, CA  92121
                      Facsimile No.: (858) 455-8088
                      Attention: Riccardo Pigliucci, Chief Executive Officer and President

               with copies to:

                      Brobeck, Phleger & Harrison LLP
                      12390 El Camino Real
                      San Diego, CA  92130
                      Facsimile No.: (858) 720-2555
                      Attention:  Hayden Trubitt, Esq.

All such notices, requests and other communications will (i) if delivered personally or by overnight courier to the address as provided in this Section 6(a), be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 6(a), be deemed given upon sending, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 6(a), be deemed given two business days after mailing (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                      b. ENTIRE AGREEMENT. This Agreement, the Purchase
Agreement (and all exhibits and schedules attached thereto) and all other documents delivered in connection herewith supersede all prior discussions and agreements among the parties with respect to the subject matter hereof and thereof and contains the sole and entire agreement among the parties
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hereto with respect thereto; provided, however, that any provisions of any prior agreement pertaining to nondisclosure/nonuse are not superseded and remain in effect.

                      c. WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

                      d. AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

                      e. THIRD PARTIES. The terms and provisions of this Agreement are intended solely for the benefit of Axys, DPII and DPII's successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person. Axys Pharmaceuticals, Inc. shall be responsible for any violation of the provisions of this Agreement by any present or future affiliate of Axys Pharmaceuticals, Inc., excluding AAT.

                      f. HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                      g. SEVERABILITY. All provisions contained herein are severable and in the event that any of them shall be held to be to any extent invalid or otherwise unenforceable by any court of competent jurisdiction, such provision shall be excised from this Agreement; provided, however, that if the reason for such invalidity or unenforceability is that the affected provision calls for an excessive amount of time or money or area or an excessive breadth or scope of coverage or otherwise requires an excessive degree of any thing or imposes any excessively onerous restriction or requirement, the affected provision shall not be excised but instead shall be construed as if it were written so as to call only for the amount of money, time, area, breadth, scope and/or other thing, restriction or requirement (but nonetheless for the maximum possible amount of money, time, area, breadth, scope and/or other thing, restriction or requirement) which would render such provision valid and enforceable, all so as to effectuate to the greatest possible extent the parties' expressed intent; and in every case the remainder of this Agreement shall not be affected thereby and shall remain valid and enforceable, as if such excised or affected provision were not contained herein.

                  h. GOVERNING LAW, CONSENT TO JURISDICTION AND FORUM SELECTION. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts executed and performed in such State, without giving effect to conflicts of laws principles. The parties hereto agree that all actions or proceedings arising in connection with this Agreement (as to proceedings initiated by Axys) shall be initiated and tried exclusively in the State and Federal courts located in the County of San Diego, State of California. The parties hereto agree that all actions or proceedings arising in connection with this Agreement (as to proceedings initiated by DPII) shall be initiated and tried exclusively in the

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State and Federal courts located in the County of San Francisco, State of
California. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this Section 6(h). Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in the County of San Diego, State of California (as to proceedings initiated by Axys) or in the County of San Francisco, State of California (as to proceedings initiated by DPII) shall have in personam jurisdiction and venue over each of them for the purposes of litigating any dispute, controversy or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section 6(h) by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement, or in the manner set forth in Section 6(a) of this Agreement for the giving of notice. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law

                      i. ATTORNEYS FEES. In the event suit or action is brought by any party under this Agreement to enforce or construe any of its terms, the prevailing party shall be entitled to recover, in addition to all other amounts and relief, its reasonable costs and attorneys fees incurred at and in preparation for arbitration, trial, appeal and review, such sum to be set by the arbitrator or court before which the matter is heard.

                      j. CONSTRUCTION. No provision of this Agreement shall be construed in favor of or against any party on the ground that such party or its counsel drafted the provision. This Agreement shall at all times be construed so as to carry out the purposes stated herein.

                      k. COUNTERPARTS. This Agreement may be executed in counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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        IN WITNESS WHEREOF, each of the parties hereto has duly executed this
Agreement as of the date first above written.

                            DISCOVERY PARTNERS INTERNATIONAL, INC.,
                            a California corporation

                            By:     /s/ Riccardo Pigliucci
                                  ------------------------------

                            Name: Riccardo Pigliucci
                                  ------------------------------

                            Title: Chairman and CEO
                                  ------------------------------

                            AXYS PHARMACEUTICALS, INC.,
                            a Delaware corporation

                            By:     /s/ William J. Newell
                                  ------------------------------

                            Name: William J. Newell
                                  ------------------------------

                            Title:  Senior Vice President
                                  ------------------------------






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